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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF

                     THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   May 18, 1994
                                                 --------------------------

                       B. F. SAUL REAL ESTATE INVESTMENT TRUST
- - ---------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


      Maryland                      1-7184               52-6053341
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(State or Other Jurisdiction     (Commission            (IRS Employer
     of Incorporation)           File Number)         Identification No.)


        8401 Connecticut Avenue
         Chevy Chase, Maryland                                 20815
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code      (301) 986-6000
                                                    -----------------------


                                          N/A
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       (Former Name or Former Address, if Changed Since Last Report.)

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Item 4.  Changes in Registrant's Certifying Accountant.

     (a) (1) On May 18, 1994, B.F. Saul Real Estate Investment Trust (the "Registrant") engaged the accounting firm of Arthur Andersen & Co. ("Arthur Andersen") as independent accountants for the Registrant for its fiscal year ending September 30, 1994. The engagement of Arthur Andersen was authorized by the Registrant's Board of Trustees on May 18, 1994, upon the recommendation of the Audit Committee of the Registrant's Board of Trustees. The Board of Trustees determined that the selection of Arthur Andersen would facilitate coordination of financial reporting matters with the Registrant's 80%-owned subsidiary, Chevy Chase Bank, F.S.B. ("Chevy Chase"), and would more fully serve the accounting and auditing requirements of the Registrant. Arthur Andersen serves as independent accountants for Chevy Chase, whose financial statements are consolidated with those of the Registrant.

     On May 18, 1994, the Registrant informed its previous independent accountants, Stoy, Malone & Company, P.C. ("Stoy, Malone"), of the determination by the Board of Trustees to replace Stoy, Malone with Arthur Andersen as the Registrant's independent accountants. The reports of Stoy, Malone on the financial statements of the Registrant for its past two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant's two most recent fiscal years and the subsequent interim period prior to the engagement of Arthur Andersen (the "Accounting period"), there were no disagreements between the Registrant and Stoy, Malone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Stoy, Malone, would have caused Stoy, Malone to make a reference to the subject matter of the disagreement in connection with its report ("Accounting Matters").

     During the Accounting Period, there did not occur any of the kinds of "reportable events" listed in paragraphs (A) through (D) of Item 304(a) (1) (v) or Regulation S-K.

     (a) (2) The engagement of Arthur Andersen as independent accountants for the Registrant for the fiscal year ending September 30, 1994 was effective May 18, 1994. During the Accounting Period, in connection with the issuance on March 30, 1994 of $175,000,000 aggregate principal amount of its 11-5/8% Senior Secured Notes due 2002 (the "Senior Notes") and on the advice of the Initial Purchasers (as defined in the Offering Memorandum for the Senior Notes), the Registrant engaged Arthur Andersen on January 20, 1994 to perform an audit of the Registrant's financial statements for its fiscal quarter ended December 31, 1993. Arthur Andersen's report on the first quarter financial statements was unqualified and included in the Offering Memorandum for the Senior Notes. In connection with the audit, the Registrant consulted with Arthur Andersen regarding the application of certain accounting principles. There were no disagreements between Arthur Andersen and the Registrant with respect to such consultations.


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The following summarizes the significant aspects of those consultations:

     1. The application of accounting principles with respect to long lived assets.

     2. The initial application and effect of implementation of SFAS 109 Accounting for Income Taxes, which was adopted by the Registrant effective October 1, 1993.

     3. The short and long term liquidity needs of the Registrant and the Registrant's plans to meet its future liquidity requirements.

Further, during the Accounting Period, neither the Registrant nor anyone acting on its behalf consulted Arthur Andersen regarding (i) the application of accounting principles to any specified transaction (except as discussed above), (ii) the type of audit opinion that might be rendered on the Registrant's financial statements, or (iii) any matter that was either the subject of a disagreement on an Accounting Matter or a "reportable event" as listed in paragraphs (A) through (D) of Item 304(a) (1) (v) of Regulation S-K.

     (a) (3) In compliance with Item 304(a) (3) of Regulation S-K, attached hereto as Exhibit 16 is the letter of Stoy, Malone confirming the statements made by the Registrant in this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

               Exhibit 16 Letter form Stoy, Malone & Company, P.C. stating its agreement with the statements in this Current Report on Form 8-K.


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                                                  Exhibit 16




May 23, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for B.F. Saul Real Estate Investment Trust (the "Trust) and, under the date of November 4, 1993, we reported on the consolidated Financial Statements of the Trust as of September 30, 1993 and 1992, and for each of years in the three year period ended September 30, 1993. Effective May 18, 1994, our appointment as principal accountants was terminated.

We have read Item 4 of Form 8-K dated May 23, 1994 of the Trust and are in agreement with the statements contained in the second, third and fourth paragraphs of Item 4 of Form 8-K. We have no basis to agree or disagree with other statements of the Trust contained therein.

Very truly yours,



/s/Robert Holder
STOY, MALONE & COMPANY, P.C.




cc:  Stephen R. Halpin
     Vice President and Chief Financial Officer
     B.F. Saul Real Estate Investment Trust


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                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 B.F. SAUL REAL ESTATE INVESTMENT TRUST




                                 By:  Stephen R. Halpin, Jr.
                                      ---------------------------------
                                      Vice President and
                                        Chief Financial Officer




                                 By:  Ross E. Heasley
                                      ---------------------------------
                                      Principal Accounting Officer



Date:  May 23, 1994